                                                                   EXHIBIT 4.3.2

                                SECOND SUPPLEMENT
                              TO NOMINEE AGREEMENT

         This SECOND SUPPLEMENT TO NOMINEE AGREEMENT, executed and delivered this ______ day of June, 2003 (this "Second Supplement"), by and between CENTEX CORPORATION, a Nevada corporation ("Centex"), 3333 HOLDING CORPORATION, a Nevada corporation ("Holding"), CENTEX DEVELOPMENT COMPANY, L.P., a Delaware limited partnership ("CDC"), of which 3333 Development Corporation, a Nevada corporation that is a wholly-owned subsidiary of Holding, is the sole general partner, and MELLON INVESTOR SERVICES LLC ("Mellon") f/k/a CHASEMELLON SHAREHOLDER SERVICES L.L.C., a New Jersey limited liability company.

         WITNESSETH:

         WHEREAS, Centex, Holding, CDC and First RepublicBank Dallas, National Association ("First RepublicBank") entered into a Nominee Agreement as of November 30, 1987 (the "Nominee Agreement"), pursuant to which Centex effected a distribution to First RepublicBank, for the benefit of those persons who are from time to time holders of the common stock of Centex, of certain securities, as more fully described therein; and

         WHEREAS, Centex, Holding, CDC, ChaseMellon Shareholder Services L.L.C. ("ChaseMellon") and The Chase Manhattan Bank ("Chase") entered into a Supplement to Nominee Agreement as of July 27, 2000 (the "First Supplement"), pursuant to which Chase was appointed as successor Nominee under the Nominee Agreement, ChaseMellon was appointed as successor Transfer Agent under the Nominee Agreement, and the termination date of the Nominee Agreement was extended from November 30, 1997 to November 30, 2007, as more fully described therein; and

         WHEREAS, Chase has tendered its resignation as successor Nominee and Centex desires to appoint a replacement; and

         WHEREAS, ChaseMellon has changed its corporate name to Mellon Investor Services LLC and is continuing in its appointment as successor Transfer Agent; and

         WHEREAS, the parties hereto are executing this Second Supplement to formally recognize the appointment of a successor Nominee and to acknowledge the successor Transfer Agent's change of name to clarify the rights and obligations of the parties hereto and the respective parties to the Nominee Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Centex, Holding, CDC and Mellon do hereby agree as follows:

         1. Definitions.

            a) Except as expressly defined otherwise in this Second Supplement, capitalized terms used and otherwise defined herein shall have the respective meanings assigned to them in the Nominee Agreement.

            b) The following defined terms in the Nominee Agreement are hereby amended:

         "Corporate Office" means (a) as to the Nominee, the corporate office of the Nominee, located at c/o Mellon Investor Services LLC, 600 North Pearl Street, Dallas, Texas 75201, and (b) as to the Transfer Agent, the principal corporate office of the Transfer Agent, which at the date hereof is located at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

         2. Appointment of Successor Nominee. Centex hereby accepts the resignation of Chase as Nominee and appoints Mellon Investor Services LLC ("Mellon") as Successor Nominee pursuant to Section 8.1 of the Nominee Agreement. Mellon hereby accepts such appointment for all purposes. Each reference in the Nominee Agreement to the Nominee or to the Bank (each as defined in the Nominee Agreement), in its capacity as Nominee, shall be deemed after the effective date of this Second Supplement to be a reference to Mellon, unless the context otherwise plainly requires.

         3. Appointment of Successor Transfer Agent in the First Supplement. In the First Supplement, Centex appointed ChaseMellon as successor Transfer Agent pursuant to Section 8.1 of the Nominee Agreement, and ChaseMellon accepted such appointment. ChaseMellon Shareholder Services, L.L.C. has since changed its name to Mellon Investor Services LLC. Accordingly, each reference in the Nominee Agreement to the Transfer Agent or the Bank (each as defined in the Nominee Agreement), in its capacity as Transfer Agent, shall be deemed after the effective date of this Second Supplement to be a reference to Mellon, unless the context otherwise plainly requires.

         4. Addresses for Notices. The addresses listed in Section 9.4(a) of the Nominee Agreement are hereby replaced with the following:

                  To Centex or Holding, at

                  2728 North Harwood Street
                  Dallas, Texas 75201
                  Attention:  President

                  To CDC, at:

                  Centex Development Company, L.P.
                  c/o 3333 Development Corporation
                  2728 North Harwood Street
                  Dallas, Texas 75201
                  Attention:  President

                  To the Nominee, at:

                  c/o Mellon Investor Services LLC
                  600 North Pearl, Suite 1010
                  Dallas, Texas 75201
                  Attention:  Centex Relationship Manager

                  To the Transfer Agent, at:

                  c/o Mellon Investor Services LLC
                  600 North Pearl, Suite 1010
                  Dallas, Texas 75201
                  Attention:  Centex Relationship Manager

         5. Fees. The fees for services provided by Mellon in its capacity as Nominee are set forth in the Fee Schedule attached hereto as Exhibit A. The fees for services provided by Mellon in its capacity as Transfer Agent shall be in accordance with the Service Agreement for Transfer Services then in effect between Centex, Holding, CDC and Mellon.

         Except as otherwise expressly contemplated or amended by this Second Supplement, the terms and provisions of the Nominee Agreement and the First Supplement shall continue in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Centex, Holding, CDC, and Mellon have duly executed this Second Supplement as of the day and year first set forth above.


                             CENTEX CORPORATION

                             By:
                                -----------------------------------------------
                                Name:   Raymond G. Smerge
                                Title:  Executive Vice President

                             3333 HOLDING CORPORATION

                             By:
                                -----------------------------------------------
                                Name:   Stephen M. Weinberg
                                Title:  President and Chief Executive Officer

                             CENTEX DEVELOPMENT COMPANY, L.P.

                             By: 3333 DEVELOPMENT CORPORATION,
                                  General Partner

                                  By:
                                     ------------------------------------------
                                     Name: Stephen M. Weinberg
                                     Title:President and Chief Executive Officer

                             MELLON INVESTOR SERVICES LLC

                             By:
                                -----------------------------------------------
                                Name:  David M. Cary
                                Title: Vice President

                                    EXHIBIT A



Initial Set-up Fee
                                                                           $2,500.00


Annual Administration and Safekeeping of Deposited Securities
under Section 2.1 of the Nominee Agreement                                 $2,500.00